Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

September 13, 2013

Zoetis Inc.

100 Campus Drive

Florham Park, New Jersey 07932

RE:	Zoetis Inc.

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Zoetis Inc., a Delaware corporation (the “Company”), in connection with the public offering of up to (i) $400,000,000 aggregate principal amount of 1.150% Senior Notes due 2016, (ii) $750,000,000 aggregate principal amount of 1.875% Senior Notes due 2018, (iii) $1,350,000,000 aggregate principal amount of 3.250% Senior Notes due 2023 and (iv) $1,150,000,000 aggregate principal amount of 4.700% Senior Notes due 2043 (collectively, the “Exchange Notes”). The Exchange Notes are to be issued pursuant to an offer to exchange (the “Exchange Offer”) an aggregate principal amount of the Exchange Notes, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Company’s issued and outstanding 1.150% Senior Notes due 2016, 1.875% Senior Notes due 2018, 3.250% Senior Notes due 2023 and 4.700% Senior Notes due 2043 (the “Unregistered Notes”) issued under the Indenture, dated as of January 28, 2013 (the “Base Indenture”), by and among the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of January 28, 2013, by and among the Company and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), as contemplated by the Registration Rights Agreement, dated as of January 28, 2013 (the “Registration Rights Agreement”), by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC and Deutsche Bank Securities Inc., as the representatives of the initial purchasers of the Unregistered Notes.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Zoetis Inc.

September 13, 2013

In rendering the opinions stated herein, we have examined and relied upon the following:

(i)	the Registration Statement on Form S-4 relating to the Exchange Notes filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”);

(ii)	an executed copy of the Registration Rights Agreement;

(iii)	an executed copy of the Base Indenture;

(iv)	an executed copy of the First Supplemental Indenture;

(v)	the forms of global certificates evidencing the Exchange Notes, included as exhibits to the First Supplemental Indenture (the “Exchange Note Certificates”);

(vi)	an executed copy of a certificate of Heidi C. Chen, Executive Vice President, General Counsel and Corporate Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(vii)	a copy of the Amended and Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware as of the date hereof, and certified pursuant to the Secretary’s Certificate;

(viii)	a copy of the Amended and Restated By-laws of the Company, as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate;

(ix)	copies of certain resolutions of the Board of Directors of the Company, adopted January 14, 2013, and resolutions of the Transaction Committee thereof, adopted January 16, 2013, relating to the Exchange Offer, the issuance of the Unregistered Notes and the Exchange Notes, the Indenture and related matters, certified pursuant to the Secretary’s Certificate; and

(x)	copies of certificates, each dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Company’s existence and good standing in the State of Delaware.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the

Zoetis Inc.

September 13, 2013

power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect on such parties. We have also assumed that the terms of the Exchange Notes have been established so as not to, and that the execution and delivery by the Company of any Transaction Agreements (as defined below) to which it is a party, and the performance by the Company of its obligations thereunder, do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to those agreements and instruments which are listed in Part II of the Registration Statement), (ii) any law, rule or regulation to which the Company or any of its properties are subject (except that we do not make the assumption set forth in this clause (ii) with respect to the Opined on Law (as defined below)), (iii) any judicial or regulatory order or decree of any governmental authority (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined on Law) or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined on Law). As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the General Corporation Law of the State of Delaware and (ii) the laws, rules and regulations of the State of New York that, in our experience, are normally applicable to transactions of the type governed or contemplated by the Exchange Offer, the Indenture and the Exchange Notes (including applicable provisions of the New York constitution and reported judicial interpretations interpreting such laws) and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein.

The Exchange Note Certificates, the Indenture and the Registration Rights Agreement are referred to herein collectively as the “Transaction Agreements.”

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that when the Registration Statement, as finally amended, has become effective under the Securities Act, the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and the Exchange Notes (in the forms filed as Exhibits 4.4, 4.5, 4.6 and 4.7 to the Registration Statement) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Unregistered Notes surrendered in exchange therefor in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Zoetis Inc.

September 13, 2013

The opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement being filed on the date hereof, and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP